EXHIBIT 99.1
News Release

For Immediate Release	Contact: Steven E. Wilson
January 25, 2007	Chief Financial Officer
(304) 424-8704

United Bankshares, Inc. Announces Earnings
for the Fourth Quarter and Year of 2006
     WASHINGTON, DC and CHARLESTON, WV — United Bankshares, Inc. (NASDAQ: UBSI), announced today earnings for the fourth quarter and year of 2006. Fourth quarter earnings were $25.0 million or 60¢ per diluted share while earnings for the year of 2006 were $89.2 million or $2.13 per diluted share. The results for the year of 2006 included significant charges to prepay certain long-term debt in the third quarter. United earned $25.7 million or 60¢ per diluted share and $100.4 million or $2.33 per diluted share for the fourth quarter and year of 2005, respectively.
     Tax-equivalent net interest income for the fourth quarter of 2006 was $58.1 million, a decrease of $3.2 million or 5% from the fourth quarter of 2005. The average yield on earning assets increased 59 basis points from the fourth quarter of 2005; however, the average cost of funds increased 85 basis points due to higher interest rates. Average earning assets were relatively flat from the fourth quarter of 2005 as average loan growth of $138.8 million or 3% was more than offset by a decline in average investment securities of $193.9 million or 13%. In addition, interest income from United’s subordinated interest in a prior asset securitization decreased $810 thousand for the fourth quarter of 2006 as compared to the fourth quarter of 2005. The net interest margin for the fourth quarter of 2006 was 3.85%, down 18 basis points from a net interest margin of 4.03% for the fourth quarter of 2005.
     Tax-equivalent net interest income for the year of 2006 was $235.0 million, an increase of $1.6 million or less than 1% from the prior year due mainly to average loan growth of $232.5 million or 5%. For the year of 2006, interest income from United’s asset securitization increased $580 thousand from the year of 2005. In addition, the average yield on earning assets for the year of 2006 increased 80 basis points from the year of 2005; however, the average cost of funds increased by 101 basis points due to higher interest rates. As a result, the net interest margin for the year of 2006 was 3.86%, down 8 basis points from a net interest margin of 3.94% for last year.
     On a linked-quarter basis, United’s tax-equivalent net interest income for the fourth quarter of 2006 declined $714 thousand or 1% from the third quarter of 2006. The slight decrease was due primarily to a $44.2 million or less than 1% decrease in average earning assets and a 7 basis point increase in the cost of funds for the quarter. Average loans and investments declined $26.4 million or less than 1% and $ 26.0 million or 2% for the quarter, respectively. However, period-end net loans at December 31, 2006 grew $56.7 million for the quarter or 5% annualized as commercial loans increased $79.9 million or 12% annualized from September 30, 2006. Interest income from United’s subordinated interest in a prior asset securitization declined $378 thousand in the fourth quarter of 2006 as compared to the third quarter of 2006. Partially offsetting these decreases to net

United Bankshares, Inc. Announces...
January 25, 2007
Page Two
interest income for the fourth quarter of 2006 was a 5 basis point increase in the average yield on earning assets. The net interest margin of 3.85% for the fourth quarter of 2006 was down 2 basis points from a net interest margin of 3.87% for the third quarter of 2006.
     Noninterest income for the fourth quarter of 2006 was $14.7 million, an increase of $1.4 million or 11% from the fourth quarter of 2005. The rise in noninterest income from the previous year’s fourth quarter was primarily due to an increase of $462 thousand in fees from deposit services mainly as a result of United’s High Performance Checking program, which was introduced during the first quarter of 2006. During the fourth quarter of 2006, United received additional residual income of $450 thousand from prior third party asset securitizations as compared to last year’s fourth quarter. Revenue from trust and brokerage services increased $320 thousand or 12% for the fourth quarter of 2006 due to increased volume and a larger customer base.
     Noninterest income for the year of 2006 was $49.0 million, a decrease of $3.6 million from the year of 2005. Included in total noninterest income for the year of 2006 was a net before-tax loss of $4.6 million on the termination of interest rate swaps associated with the prepayment of FHLB advances in the first and third quarters of 2006. In addition, United’s income from investment security transactions declined $3.9 million for the year of 2006 as compared to last year as United incurred a net loss on security transactions of $2.9 million in the first quarter of 2006 due to an other than temporary impairment on approximately $86 million of low-yielding fixed rate investment securities which United sold as part of a balance sheet repositioning. Excluding the results of investment security transactions and interest rate swap terminations, noninterest income for the year of 2006 would have increased $4.9 million or 9% from the year of 2005. Leading the way was an increase in revenue from trust and brokerage services of $1.9 million or 17% for the year of 2006 as compared to the year of 2005. In addition, fees from deposit services rose $1.3 million or 5% for the year of 2006 due mainly to United’s High Performance Checking program. Other income also increased $1.3 million for the year as United received additional residual income of $519 thousand from prior third party asset securitizations and income of $816 thousand from the outsourcing of its official checks processing which United initiated in 2006.
     On a linked-quarter basis, noninterest income for the fourth quarter of 2006 increased $8.5 million from the third quarter of 2006 due to a before-tax loss of approximately $7.7 million on a termination of an interest rate swap associated with the prepayment of a FHLB advance in the third quarter. Excluding the loss on the termination of the interest rate swap and losses associated with security transactions, noninterest income for the fourth quarter of 2006 would have increased $830 thousand or 6% from the third quarter of 2006. This increase was primarily due to additional residual income of $500 thousand from prior third party asset securitizations. In addition, fees from deposit services increased $135 thousand for the fourth quarter of 2006 as compared to the third quarter of 2006.
     Noninterest expense for the fourth quarter of 2006 was $32.6 million, an increase of $1.3 million or 4% from the fourth quarter of 2005. This rise in noninterest expense was primarily due to marketing and related costs of approximately $562 thousand to promote its High Performance Checking program. In addition, salaries and benefits expense increased $537 thousand or 4% due to higher base salaries, pension and health insurance costs.

United Bankshares, Inc. Announces...
January 25, 2007
Page Three
     Noninterest expense for the year of 2006 was $137.2 million, an increase of $16.0 million from the year of 2005 due mainly to an increase of $7.9 million in before-tax penalties to prepay FHLB advances. Excluding these penalties, noninterest expense for the year of 2006 would have increased $8.2 million or 7% from the year of 2005. The increase in noninterest expense was primarily due to an increase of $3.1 million or 5% in salaries and benefits expense. Salaries expense increased $1.9 million or 4% as a result of the higher salaries and commissions while pension and health care coverage costs increased $411 thousand or 18% and $379 thousand or 9%, respectively. In addition, United incurred marketing and related costs of approximately $2.7 million during the year of 2006 to launch and to promote its High Performance Checking program. Consulting and bankcard processing fees increased $920 thousand and $905 thousand, respectively.
     On a linked-quarter basis, noninterest expense for the fourth quarter of 2006 decreased $7.6 million from the third quarter of 2006 due mainly to before-tax penalties of approximately $8.2 million to prepay $200 million of FHLB advances during the third quarter. Otherwise, noninterest expense for the fourth quarter of 2006 increased $655 thousand or 2% from the third quarter of 2006 due mainly to increases in several general operating expenses, none of which was individually significant.
     At December 31, 2006, nonperforming loans were $14.2 million or 0.30% of loans, net of unearned income as compared to nonperforming loans of $13.6 million or 0.29% of loans, net of unearned income at September 30, 2006 and $13.2 million or 0.28% of loans, net of unearned income at December 31, 2005, respectively. Net charge-offs were $433 thousand for the fourth quarter of 2006 as compared to $1.2 million for the fourth quarter of 2005. Net charge-offs were $1.9 million for the year of 2006 as compared to net charge-offs of $4.1 million for the year of 2005. For the quarters ended December 31, 2006 and 2005, the provision for credit losses was $268 thousand and $2.1 million, respectively, while the provision for the year was $1.4 million for 2006 as compared to $5.6 million for 2005. As of December 31, 2006, the allowances for loan losses and lending-related commitments totaled $52.4 million or 1.09% of loans, net of unearned income, as compared to $52.9 million or 1.14% of loans, net of unearned income at December 31, 2005.
     During the fourth quarter, United’s Board of Directors declared a cash dividend of 28¢ per share, which represented a 4% increase over the 27¢ per share dividend paid for the fourth quarter of 2005. Dividends per share of $1.09 for the year of 2006 also represented a 4% increase over the $1.05 per share paid for the year of 2005. The year of 2006 represented the thirty-third consecutive year of dividend increases for United shareholders.
     United Bankshares, with $6.7 billion in assets, presently has 90 full-service offices in West Virginia, Virginia, Maryland, Ohio, and Washington, D.C. United Bankshares stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.”
This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES
FINANCIAL SUMMARY
(In Thousands Except for Per Share Data)

	Three Months Ended		Year Ended
	December 31	December 31	December 31	December 31
	2006	2005	2006	2005
EARNINGS SUMMARY:
Interest income, taxable equivalent	$106,249	$97,866	$416,135	$357,868
Interest expense	48,143	36,612	181,090	124,451
Net interest income, taxable equivalent	58,106	61,254	235,045	233,417
Taxable equivalent adjustment	4,043	3,533	15,452	12,590
Net interest income	54,063	57,721	219,593	220,827
Provision for credit losses	268	2,058	1,437	5,618
Noninterest income	14,732	13,311	49,033	52,625
Noninterest expense	32,608	31,326	137,173	121,160
Income taxes	10,904	11,962	40,767	46,265
Net income	25,015	25,686	89,249	100,409

PER COMMON SHARE:
Net income:
Basic	0.61	0.61	2.15	2.36
Diluted	0.60	0.60	2.13	2.33
Cash dividends	$0.28	$0.27	1.09	1.05
Book value			15.44	15.12
Closing market price			$38.65	$35.24
Common shares outstanding:
Actual at period end, net of treasury shares			41,058,901	42,008,179
Weighted average-basic	41,156,578	42,117,900	41,532,121	42,514,445
Weighted average-diluted	41,557,831	42,638,687	41,942,889	43,024,861

FINANCIAL RATIOS:
Return on average assets	1.51%	1.54%	1.34%	1.55%
Return on average shareholders’ equity	15.44%	15.76%	13.90%	15.66%
Average equity to average assets	9.77%	9.79%	9.67%	9.92%
Net interest margin	3.85%	4.03%	3.86%	3.94%

	December 31	December 31	December 31	September 30
	2006	2005	2004	2006
PERIOD END BALANCES:
Assets	$6,717,598	$6,728,492	$6,435,971	$6,593,526
Earning assets	6,082,080	6,129,969	5,910,493	6,028,100
Loans, net of unearned income	4,806,747	4,649,829	4,418,276	4,750,204
Loans held for sale	2,041	3,324	3,981	3,510
Investment securities	1,275,470	1,501,966	1,510,442	1,288,009
Total deposits	4,828,192	4,617,452	4,297,563	4,750,555
Shareholders’ equity	634,092	635,205	631,507	635,333

EXHIBIT 99.2
UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Consolidated Statements of Income

	Three Months Ended
	December	December	September	June	March
	2006	2005	2006	2006	2006
Interest & Loan Fees Income	$102,206	$94,333	$102,435	$100,461	$95,581
Tax Equivalent Adjustment	4,043	3,533	3,891	3,788	3,730

Interest & Fees Income (FTE)	106,249	97,866	106,326	104,249	99,311
Interest Expense	48,143	36,612	47,506	44,881	40,560

Net Interest Income (FTE)	58,106	61,254	58,820	59,368	58,751

Provision for Credit Losses	268	2,058	571	348	250

Non-Interest Income:
Investment Securities Transactions	(105)	(194)	(134)	(99)	(2,838)
Fees from Trust & Brokerage Services	3,091	2,771	3,190	3,647	3,020
Fees from Deposit Services	7,502	7,040	7,367	7,217	6,991
Other Charges, Commissions, and Fees	1,698	1,598	1,785	1,747	1,670
Income from Bank Owned Life Insurance	1,137	1,310	1,181	1,061	1,043
Mortgage Banking Income	240	365	236	150	229
(Loss) Gain on Termination of Interest Rate Swaps Associated with Prepayment of FHLB Advances	—	—	(7,659)	—	3,060
Other Non-Interest Revenue	1,169	421	248	702	487

Total Non-Interest Income	14,732	13,311	6,214	14,425	13,662

Non-Interest Expense:
Salaries and Employees Benefits	15,542	15,005	15,740	15,951	15,098
Net Occupancy	3,089	2,942	3,031	3,114	3,313
Other Expenses	13,171	12,123	12,423	12,552	12,940
Prepayment Penalties on FHLB Advances	—	406	8,261	—	—
Amortization of Intangibles	433	535	459	484	510
OREO Expense	230	169	155	(82)	179
FDIC Expense	143	146	145	144	148

Total Non-Interest Expense	32,608	31,326	40,214	32,163	32,188

Income Before Income Taxes (FTE)	39,962	41,181	24,249	41,282	39,975

Tax Equivalent Adjustment	4,043	3,533	3,891	3,788	3,730

Income Before Income Taxes	35,919	37,648	20,358	37,494	36,245

Income Taxes	10,904	11,962	6,193	12,035	11,635

Net Income	$25,015	$25,686	$14,165	$25,459	$24,610

MEMO: Effective Tax Rate	30.36%	31.77%	30.42%	32.10%	32.10%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Consolidated Statements of Income

	Year Ended
	December	December	December	December
	2006	2005	2004	2003
Interest & Loan Fees Income	$400,683	$345,278	$293,350	$272,520
Tax Equivalent Adjustment	15,452	12,590	11,186	10,057

Interest & Fees Income (FTE)	416,135	357,868	304,536	282,577
Interest Expense	181,090	124,451	88,914	95,504

Net Interest Income (FTE)	235,045	233,417	215,622	187,073

Credit Loss Provision	1,437	5,618	4,520	7,475

Non-Interest Income:
Investment Securities Transactions	(3,176)	695	1,110	1,830
Fees from Trust & Brokerage Services	12,948	11,083	10,518	9,387
Fees from Deposit Services	29,077	27,749	29,967	28,924
Other Charges, Commissions, and Fees	6,900	6,013	4,986	4,323
Income from Bank Owned Life Insurance	4,422	4,753	4,282	2,160
Mortgage Banking Income	855	1,055	729	2,570
(Loss) Gain on Termination of Interest Rate Swaps Associated with Prepayment of FHLB Advances	(4,599)	—	—	—
Other Non-Interest Revenue	2,606	1,277	2,639	2,890

Total Non-Interest Income	49,033	52,625	54,231	52,084

Non-Interest Expense:
Salaries and employee benefits	62,331	59,197	56,526	54,843
Net Occupancy	12,547	12,201	12,551	11,270
Other Expenses	51,086	45,883	44,696	43,113
Prepayment Penalties on FHLB Advances	8,261	406	18,975	16,691
Amortization of Intangibles	1,886	2,292	2,726	2,070
OREO Expense	482	594	956	680
FDIC Expense	580	587	631	871

Total Non-Interest Expense	137,173	121,160	137,061	129,538

Income from Continuing Operations Before Income Taxes (FTE)	145,468	159,264	128,272	102,144

Tax Equivalent Adjustment	15,452	12,590	11,186	10,057

Income from Continuing Operations Before Income Taxes	130,016	146,674	117,086	92,087

Taxes	40,767	46,265	33,771	28,010

Income from Continuing Operations	89,249	100,409	83,315	64,077

Gain on Sale of Discontinued Operations	—	—	17,000	—
Other Operating Income	—	—	3,780	20,433

Income from Discontinued Operations Before Income Taxes	—	—	20,780	20,433

Taxes	—	—	6,333	5,745

Income from Discontinued Operations	—	—	14,447	14,688

Net Income	$89,249	$100,409	$97,762	$78,765

MEMO: Effective Tax Rate	31.36%	31.54%	29.09%	30.00%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Discontinued Operations Statements of Income

	Year Ended
	December	December	December	December
	2006	2005	2004	2003
Interest & Loan Fees Income	—	—	$6,850	$24,988
Interest Expense	—	—	1,543	8,647

Net Interest Income	—	—	5,307	16,341

Non-Interest Income:
Service Charges, Commissions, and Fees	—	—	565	1,896
Income from Mortgage Banking Operations	—	—	15,271	49,336
Gain on Sale of Discontinued Operations	—	—	17,000	—

Total Non-Interest Income	—	—	32,836	51,232

Non-Interest Expense:
Salaries and Employee Benefits	—	—	13,574	38,456
Net Occupancy	—	—	985	1,822
Other Expenses	—	—	2,804	6,862

Total Non-Interest Expense	—	—	17,363	47,140

Income from Discontinued Operations Before Income Taxes	—	—	20,780	20,433

Taxes	—	—	6,333	5,745

Income from Discontinued Operations	—	—	$14,447	$14,688

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)
Consolidated Balance Sheets

	December 31	December 31
	2006	2005	December 31	December 31	December 31
	Q-T-D Average	Q-T-D Average	2006	2005	2004
Cash & Cash Equivalents	$188,829	$177,591	$259,013	$207,962	$153,465

Securities Available for Sale	1,063,418	1,241,066	1,063,174	1,274,621	1,277,160
Held to Maturity Securities	213,489	229,723	212,296	227,345	233,282

Total Securities	1,276,907	1,470,789	1,275,470	1,501,966	1,510,442

Total Cash and Securities	1,465,736	1,648,380	1,534,483	1,709,928	1,663,907

Loans held for sale	2,749	3,663	2,041	3,324	3,981

Commercial Loans	2,678,655	2,558,875	2,757,957	2,599,781	2,440,154
Mortgage Loans	1,706,980	1,654,199	1,694,922	1,668,782	1,579,792
Consumer Loans	360,362	393,262	360,829	387,959	404,756

Gross Loans	4,745,997	4,606,336	4,813,708	4,656,522	4,424,702

Unearned Income	(6,541)	(6,742)	(6,961)	(6,693)	(6,426)

Loans, net of unearned income	4,739,456	4,599,594	4,806,747	4,649,829	4,418,276

Allowance for Loan Losses	(43,897)	(43,750)	(43,629)	(44,138)	(43,365)

Goodwill	167,421	167,487	167,421	167,487	166,926
Other Intangibles	2,881	4,816	2,640	4,527	6,819

Total Intangibles	170,302	172,303	170,061	172,014	173,745

Real Estate Owned	2,977	2,718	4,231	2,941	3,692
Other Assets	244,999	224,710	243,664	234,594	215,735

Total Assets	$6,582,322	$6,607,618	$6,717,598	$6,728,492	$6,435,971

MEMO: Earning Assets	$6,021,372	$6,058,609	$6,082,080	$6,129,969	$5,910,493

Interest-bearing Deposits	$3,899,599	$3,649,884	$3,924,985	$3,657,778	$3,412,224
Noninterest-bearing Deposits	834,064	947,730	903,207	959,674	885,339

Total Deposits	4,733,663	4,597,614	4,828,192	4,617,452	4,297,563

Short-term Borrowings	646,979	749,729	682,266	856,425	906,958
Long-term Borrowings	501,494	554,640	499,200	547,731	533,755

Total Borrowings	1,148,473	1,304,369	1,181,466	1,404,156	1,440,713

Other Liabilities	57,314	59,063	73,848	71,679	66,188

Total Liabilities	5,939,450	5,961,046	6,083,506	6,093,287	5,804,464

Common Equity	642,872	646,572	634,092	635,205	631,507

Total Shareholders’ Equity	642,872	646,572	634,092	635,205	631,507

Total Liabilities & Equity	$6,582,322	$6,607,618	$6,717,598	$6,728,492	$6,435,971

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended
	December	December	September	June	March
	2006	2005	2006	2006	2006
Quarterly Share Data:

Earnings Per Share:
Basic	$0.61	$0.61	$0.34	$0.61	$0.59
Diluted	$0.60	$0.60	$0.34	$0.60	$0.58

Common Dividend Declared Per Share	$0.28	$0.27	$0.27	$0.27	$0.27

High Common Stock Price	$39.71	$38.55	$38.28	$38.41	$38.50
Low Common Stock Price	$36.51	$32.34	$34.21	$34.46	$34.46

Average Shares Outstanding (Net of Treasury Stock):
Basic	41,156,578	42,117,900	41,373,945	41,684,404	41,923,726
Diluted	41,557,831	42,638,687	41,775,111	42,084,164	42,379,242

Memorandum Items:
Tax Applicable to Security Transactions	($37)	($67)	($47)	($35)	($993)

Common Dividends	$11,518	$11,356	$11,158	$11,212	$11,331

	Year Ended
	December	December	December	December
	2006	2005	2004	2003
YTD Share Data:

Earnings Per Share from Continuing Operations:
Basic	$2.15	$2.36	$1.92	$1.52
Diluted	$2.13	$2.33	$1.89	$1.50

Earnings Per Share from Discontinued Operations:
Basic	—	—	$0.33	$0.35
Diluted	—	—	$0.33	$0.35

Earnings Per Share:
Basic	$2.15	$2.36	$2.25	$1.87
Diluted	$2.13	$2.33	$2.22	$1.85

Common Dividend Declared Per Share	$1.09	$1.05	$1.02	$1.00

Average Shares Outstanding (Net of Treasury Stock):
Basic	41,532,121	42,514,445	43,404,586	42,076,180
Diluted	41,942,889	43,024,861	43,978,914	42,620,568

Memorandum Items:

Tax Applicable to Security Transactions	($1,112)	$243	$389	$641

Common Dividends	$45,219	$44,575	$44,228	$42,028

EOP Employees (full-time equivalent)	1,367	1,374	1,319	1,585

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	Three Months Ended
	December	December	September	June	March
	2006	2005	2006	2006	2006
EOP Share Data:

Book Value Per Share	$15.44	$15.12	$15.40	$15.30	$15.26
Tangible Book Value Per Share	$11.30	$11.03	$11.27	$11.18	$11.16

52-week High Common Stock Price	$39.71	$38.62	$38.55	$38.55	$38.55
Date	12/28/06	01/03/05	12/02/05	12/02/05	12/02/05
52-week Low Common Stock Price	$34.21	$29.82	$32.34	$32.34	$29.82
Date	07/17/06	04/29/05	10/12/05	10/12/05	04/29/05

EOP Shares Outstanding (Net of Treasury Stock):	41,058,901	42,008,179	41,248,706	41,512,069	41,848,564

	Three Months Ended
	December	December	September	June	March
	2006	2005	2006	2006	2006
Selected Yields and Net Interest Margin:

Loans	7.38%	6.76%	7.31%	7.14%	6.96%
Investment Securities	5.78%	5.45%	5.79%	5.78%	5.37%
Money Market Investments/FFS	4.89%	3.80%	5.41%	4.28%	2.84%
Average Earning Assets Yield	7.02%	6.43%	6.97%	6.82%	6.55%
Interest-bearing Deposits	3.43%	2.41%	3.29%	2.97%	2.68%
Short-term Borrowings	4.31%	3.03%	4.17%	4.12%	3.65%
Long-term Borrowings	5.86%	6.21%	6.42%	6.85%	6.41%
Average Liability Costs	3.78%	2.93%	3.71%	3.53%	3.24%
Net Interest Spread	3.24%	3.50%	3.26%	3.29%	3.31%
Net Interest Margin	3.85%	4.03%	3.87%	3.88%	3.86%

Selected Financial Ratios:

Return on Average Common Equity	15.44%	15.76%	8.83%	15.84%	15.51%
Return on Average Assets	1.51%	1.54%	0.85%	1.53%	1.49%
Efficiency Ratio (consolidated)	43.79%	40.96%	60.77%	42.98%	41.86%

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

Year Ended
December	December	December	December
2006	2005	2004	2003
Selected Yields and Net Interest Margin:
Loans	7.20%	6.36%	5.72%	6.09%
Investment Securities	5.67%	5.11%	4.60%	4.83%
Money Market Investments/FFS	4.35%	3.09%	1.28%	1.32%
Average Earning Assets Yield	6.84%	6.04%	5.41%	5.71%
Interest-bearing Deposits	3.10%	2.06%	1.45%	1.72%
Short-term Borrowings	4.04%	2.43%	1.08%	1.32%
Long-term Borrowings	6.38%	5.82%	4.82%	5.74%
Average Liability Costs	3.57%	2.56%	1.91%	2.35%
Net Interest Spread	3.27%	3.48%	3.50%	3.36%
Net Interest Margin	3.86%	3.94%	3.84%	3.77%

Selected Financial Ratios:
Return on Average Common Equity	13.90%	15.66%	15.56%	13.86%
Return on Average Assets	1.34%	1.55%	1.55%	1.36%
Loan / Deposit Ratio	99.56%	100.70%	102.81%	95.57%
Allowance for Loan Losses/ Loans, Net of Unearned Income	0.91%	0.95%	0.98%	1.05%
Allowance for Credit Losses (1)/ Loans, Net of Unearned Income	1.09%	1.14%	1.16%	1.30%
Nonaccrual Loans / Loans, Net of Unearned Income	0.12%	0.15%	0.14%	0.19%
90-Day Past Due Loans/ Loans, Net of Unearned Income	0.18%	0.13%	0.10%	0.28%
Non-performing Loans/ Loans, Net of Unearned Income	0.30%	0.28%	0.24%	0.47%
Non-performing Assets/ Total Assets	0.27%	0.24%	0.22%	0.34%
Primary Capital Ratio	10.14%	10.15%	10.53%	10.35%
Shareholders’ Equity Ratio	9.44%	9.44%	9.81%	9.63%
Price / Book Ratio	2.50	x	2.33	x	2.60	x	2.22	x
Price / Earnings Ratio	18.16	x	15.10	x	17.16	x	16.88	x
Efficiency Ratio (consolidated)	46.93%	41.45%	49.12%	57.04%

Note: (1) Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES
Charleston, WV
Stock Symbol: UBSI
(In Thousands Except for Per Share Data)

	December	December	September	June	March
	2006	2005	2006	2006	2006
Asset Quality Data:

EOP Non-Accrual Loans	$5,755	$7,146	$6,357	$6,958	$7,308
EOP 90-Day Past Due Loans	8,432	6,039	7,272	6,531	5,569

Total EOP Non-performing Loans	$14,187	$13,185	$13,629	$13,489	$12,877

EOP Other Real Estate & Assets Owned	4,231	2,941	2,517	2,313	3,145

Total EOP Non-performing Assets	$18,418	$16,126	$16,146	$15,802	$16,022

	Three Months Ended		Year Ended
	December	December	December	December	December
	2006	2005	2006	2005	2004
Allowance for Credit Losses:(1)
Beginning Balance	$52,536	$51,995	$52,871	$51,353	$51,309
Provision Expense	268	2,058	1,437	5,618	4,520

	52,804	54,053	54,308	56,971	55,829
Gross Charge-offs	(746)	(1,493)	(3,228)	(6,016)	(6,539)
Recoveries	313	311	1,291	1,916	2,063

Net Charge-offs	(433)	(1,182)	(1,937)	(4,100)	(4,476)

Ending Balance	$52,371	$52,871	$52,371	$52,871	$51,353

Note: (1) Includes allowances for loan losses and lending-related commitments.